UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

VISIUM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-0449667
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4094 Majestic Lane, Suite 360

Fairfax, Virginia 22033

(Address of principal executive offices, including zip code)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 27, 2026, the Board of Directors of Visium Technologies, Inc. (the “Company”), acting by unanimous written consent in lieu of a special meeting pursuant to Section 607.0821 of the Florida Business Corporation Act and the Company’s Bylaws, authorized and directed the officers of the Company to form PTNA Acquisition Corp. (“PTNA”), a wholly owned subsidiary organized as a C-Corporation under the General Corporation Law of the State of Delaware.

This action implements the instruction memorandum dated April 27, 2026 (the “PTSG Memorandum”) received from PT Smart Green Technology Pte Ltd, a Singapore private limited company (“PTSG” or “SGT”), acting through its Director and Beneficial Owner, Dr. Niclas Adler, directing the immediate formation of PTNA as the Company’s dedicated strategic acquisition and capital-markets vehicle. The formation is also consistent with the Mutual Collaboration Agreement dated March 31, 2026, between the Company’s Chairman and Chief Executive Officer, Paul R. Taylor, and SGT.

In the exercise of its independent business judgment and consistent with the directors’ fiduciary duties owed to the Company and its shareholders under Florida Statute § 607.0830 and DGCL § 141, the Board has determined that the formation of PTNA is in the best interests of the Company and its shareholders. PTNA is structured as a bankruptcy-remote, liability-segregated Delaware C-Corporation acquisition subsidiary whose primary initial targets are AI Capital UK and AI Capital Indonesia (collectively, the “AI Capital Entities”). The actual acquisitions of the AI Capital Entities will be executed as separate, arm’s-length transaction (s) through PTNA, subject to independent valuations, negotiation of definitive purchase agreements, due diligence, and all required corporate, regulatory, and SEC disclosures and approvals.

The PTNA structure will (i) facilitate the rapid, bankruptcy-remote, and liability-segregated execution of these and future strategic mergers, acquisitions, and joint ventures across the agentic AI, cybersecurity, and alternative energy technology sectors, (ii) preserve maximum flexibility for future financing transactions (including private placements, public offerings, spin-offs, and direct listings), and (iii) provide an efficient vehicle for inclusion in the Company’s consolidated financial statements and federal income tax return pursuant to ASC 810 and Sections 1501-1504 of the Internal Revenue Code.

The Board has further mandated the immediate adoption and strict observance of corporate separateness protocols, arm’s-length intercompany dealings (including services, tax-sharing, and capitalization agreements), dedicated bank accounts, separate books and records, and full SEC disclosure compliance (including Items 404 and 407 of Regulation S-K) to preserve the limited liability of the Company and to eliminate any risk of alter-ego, veil-piercing, or related-party-transaction exposure under applicable law.

Officers are authorized and directed to complete PTNA’s formation on an expedited basis (no later than fourteen business days from April 27, 2026), including name reservation pursuant to DGCL § 102(a)(1), engagement of a professional Delaware registered agent maintaining a physical street address (DGCL §§ 102(a)(2) and 132), filing of the Certificate of Incorporation on an expedited basis (containing a broad purpose clause, 10,000,000 shares of common stock and 5,000,000 shares of blank-check preferred stock with full delegation under DGCL § 151(g), single-director board authorization, and full indemnification/exculpation provisions), initial capitalization of not less than US$10,000, adoption of acquisition-optimized bylaws, and all necessary organizational, tax, banking, and governance formalities.

This subsidiary structure is also expressly designed to support the Company’s contemplated capital-markets activities, including preparation and filing of a registration statement on Form S-1 under the Securities Act of 1933, as amended, and formal application for listing on the Nasdaq Stock Market (Nasdaq Form 1) in accordance with the Nasdaq Listing Rules (including Rules 5505, 5605, and 5640), following completion of the AI Capital Entity transactions and related corporate restructuring.

A subsequent Current Report on Form 8-K will be filed upon completion of PTNA’s formation and upon execution of any material definitive agreements with the AI Capital Entities or other material developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Visium Board Resolution

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: April 30, 2026

By:	/s/ Paul R. Taylor
Paul R. Taylor
Chairman and Chief Executive Officer

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